UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 13, 2024

SPECTRAL CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-50274	51-0520296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Fifth Avenue, Suite 4200 Seattle, WA	98104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(206) 262-7799

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Spectral Capital Corporation is referred to herein as the “Company”, “us”, “we”, or “our”.

Item 1.01. Entry into a Material Definitive Agreement.

The Exchange

As we previously disclosed in Forms 8-K:

•On May 13, 2024, we disclosed that that Sean Michael Brehm (the “Target Shareholder”) was appointed as our director on May 13, 2024. The Company subsequently entered into a transaction with the Target Shareholder and Node Nexus Co. LLC, a UAE corporation (the “Target” or “NNN”).

•On  June 6, 2024, the Target Shareholder was appointed as our Chairman of the Board of Directors as of that same date.

•On June 7, 2024, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with the Target and the Target Shareholder, whereby (i) the Company agreed to acquire from the Target, and Target agreed to sell to the Company, 150 shares of capital stock, representing 100% of the Target’s outstanding shares, in exchange for 40,000,000 newly issued shares (the “Exchange Shares”) of our common stock, $.0001 par value (the “Common Stock”) and (ii) the Target Shareholder agreed to purchase 5,000,000 shares of the Company’s restricted Common Stock at a per share price of $0.20 or an aggregate of $1,000,000 (the “Purchase Price”) concurrently with or prior to the Closing (“Financing Shares”).

•On June 23, 2024, the Parties entered into a licensing agreement (“Licensing Agreement”) for the Intellectual Property as defined in the Exchange Agreement which consists of:

oDistributed Quantum Ledger Database Technology (DQ-LDB) technologies involved with data processing, storage and security as embodied in the Vogon Quantum Ledger Product.

oDecentralized Infrastructure software associated with data collection, processing and security of data as provided       to the Licensee.

oDecentralized Cloud and Distributed Cloud Solutions as provided to the Licensee.

oArtificial Intelligence technologies involved with data integrity and security as provided to the Licensee.

•On July 23, 2024, the Parties entered into an amendment to the Exchange Agreement (the “Amendment”) to extend the Closing date to on or before August 31, 2024 (the “Closing Date”).

On July 23, 2024, the Parties entered into an amendment to the Exchange Agreement (the “Amendment”) with the following terms:

•The Closing shall occur on or before August 31, 2024, unless extended (the “Closing”).

•The Company and its transfer agent shall enter into an escrow agreement (the “Escrow Agreement”) whereby the Financing Shares shall be held in escrow pending the Company’s receipt of the Purchase Price, and the Exchange Shares shall be held in escrow pending the losing of the transactions contemplated by the Exchange Agreement on or before August 31, 2024.

•In the event that the Closing does not occur on or prior to August 31, 2024, the Financing Shares and Exchange Shares shall be cancelled and returned to Treasury.

•Parties shall enter into a licensing agreement (“Licensing Agreement”) for the Intellectual Property as defined in the Exchange Agreement.

•On August 14, 2024, the Target Shareholder delivered $1,010,000 to the Company to complete the purchase of the Financing Shares, and on August 15, 2024, the Company issued to the Target Shareholder 5,050,000 shares of Common Stock at  $.20 per share.

•On August 22, 2024. we issued 40 million shares of the Common Stock in escrow to Node Nexus under the Exchange Agreement as amended and took possession and control of the Node Nexus assets.

▪On August 28, 2024, we executed a second amendment to the Exchange Agreement whereby we agreed to issue 1,000,000 shares of Series Quantum preferred stock (the “Series Quantum Preferred Stock”) in lieu of the 40,000,000 common shares provided for under the Exchange agreement as previously amended.   Each one (1) share of the Series Quantum Preferred Stock is convertible into forty (40) shares of our Common Stock by the holder or the Company provided that the holder has held the Series Quantum Preferred Stock for at least 12 months and the Company has authorized common shares to effectuate such conversion.

•On August 29, 2024, it was originally determined that the share exchange agreement closed effective August 29, 2024.  However, the Company has determined that the transaction was never formally closed or title to the IP formally delivered to Spectral because of problems NNN had with its record keeping and ability to deliver certificates and other requirements under the agreement and that Spectral never formally received the shares in NNN as required by the agreement.  Therefore, it was an error to state that the transaction had formally closed.  Rather than revisit the transaction in an effort to cure defects, the Company and NNN decided to rescind the transaction.  On November 14, 2024, the transaction was rescinded.  The 1,000,000 Series Quantum Preferred Shares that were issued have been assigned to a new Delaware corporation which was assigned the intellectual property previously owned by NNN.  There is no longer a connection between NNN and Spectral.

Due to tax considerations and the applicability of US Federal Research and Development grants and due to the Company’s desire to solicit sensitive US government work, the stock exchange transaction entered into with Node Nexus Network, LLC, a UAE limited liability company (“NNN”) that closed on August 29, 2024 has been modified in a post-closing amendment IP Assignment Agreement effective November 13, 2024 and attached hereto as Exhibit 10.1.

The post-closing amendment specifies that the intellectual property being acquired by the Company from NNN has been assigned to a newly formed Delaware US entity called Vogon Cloud, Inc., a Delaware corporation (“Vogon Cloud”).  The original NNN transaction has been rescinded and the shares reissued to Vogon Cloud for the above reasons.  Therefore, the Company will proceed with an audit of Vogon Cloud and will continue to commercialize the intellectual property without interruption.  There is no longer any relationship between the Company and NNN and the parties have signed a mutual release to that effect.  The licenses to the NNN intellectual property were transferred to Vogon Cloud and are now held by the Company through its interest in Vogon Cloud.

Item 2.01 referenced immediately below, the Exchange and the entry into agreements relating thereto is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 29 2024, the parties consummated the Exchange, which resulted in the Target becoming the Company’s wholly owned subsidiary. Pursuant to the Exchange, the Company issued 1,000,000 shares of Series Quantum Preferred Stock to Sean Michael Brehm and the Company became the owner of 100% of the Target’s outstanding securities.  After giving effect to the Exchange, the Company has 100,000,000 shares of Common Stock, par value $.0001, authorized, of which 67,699,516 shares are issued and outstanding, and 5,000,000 shares of preferred stock, par value $.0001, authorized, of which 1,000,000 shares are issued and outstanding.

This transaction was rescinded on November 13, 2024 and the 1,000,000 shares that were issued to Sean Michael Brehm were subsequently exchanged for 100% of the issued and outstanding shares of Vogon Cloud Inc.  Vogon Cloud, Inc., is currently a wholly owned subsidiary of Spectral and the owner of the intellectual property formerly owned by NNN.  NNN assigned the intellectual property (“IP”) to Vogon Cloud, Inc., concurrently with the recission.  There is no longer any relationship between Spectral and NNN.  The IP consists of:

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	IP Assignment Agreement between the Company and Node Nexus Co. LLC, a UAE corporation (“NNN”), Sean Michael Brehm (“Shareholder”) and Vogon Cloud, Inc., a Delaware corporation dated November 13, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRAL CAPITAL CORPORATION

Date: November 19, 2024	By:	/s/ Jenifer Osterwalder
	Name:	Jenifer Osterwalder
	Title:	Chief Executive Officer